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                                                                    EXHIBIT 99.1



 [STERLING BANCORP LETTERHEAD]        NEWS               650 FIFTH AVENUE
                                      -----------------  NEW YORK, NY 10019-6108
                                      IMMEDIATE RELEASE



John Tietjen                                         Thomas Walsh
Chief Financial Officer                              Investor Relations
Sterling Bancorp                                     MWW Group
john.tietjen@sterlingbancorp.com                     twalsh@mww.com
212.757.8035                                         201.507.9500

FOR IMMEDIATE RELEASE


        STERLING BANCORP INCREASES EFFECTIVE ANNUAL CASH DIVIDEND BY 20%

                 BOARD OF DIRECTORS APPROVES 6-FOR-5 STOCK SPLIT

NEW YORK, N.Y., NOVEMBER 18, 2004 -- STERLING BANCORP (NYSE: STL), a financial holding company and parent company of Sterling National Bank, today announced that its Board of Directors approved a six-for-five stock split along with a cash dividend of $0.19 per post-split common share. The Company has been distributing cash dividends for 59 years, and this is the 12th effective cash dividend increase in the past ten years.

"We are pleased to raise the effective cash dividend once again," commented Louis J. Cappelli, Chairman and Chief Executive Officer. "In light of current tax laws, dividends are an efficient means of transferring value to shareholders and managing the Company's capital. Our strong balance sheet and solid financial results have enabled us to continue our long tradition of dividend payments and dividend increases."

The six-for-five stock split will be achieved through a 20% stock dividend in which Sterling's shareholders will receive one additional common share for each five common shares currently held. The stock split will be distributed on December 8, 2004 to shareholders of record at the close of business on November 29, 2004. The cash dividend of $0.19 per common share is payable on December 31, 2004 to shareholders of record at close of business on December 17, 2004. These Board actions will increase the effective annual cash dividend by 20%. The stock split will increase the outstanding shares of common stock to approximately 18 million shares, the most in Sterling Bancorp's history.

"We have delivered increased dividend payments to our shareholders on a regular basis. Additionally, a Sterling shareholder with 100 shares in 1999 would own 225 shares after this stock split. It is also our belief that increasing the number of outstanding shares will enhance the liquidity in the market for Sterling's shares," concluded Mr. Cappelli.



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ABOUT STERLING BANCORP
Sterling Bancorp (NYSE: STL) is a financial holding company with assets of $1.8 billion, offering a broad array of banking and financial services products. Its principal banking subsidiary is Sterling National Bank, founded in 1929. Sterling provides a wide range of products and services, including business and consumer loans, commercial and residential mortgage lending and brokerage, asset-based financing, factoring, trade financing, equipment leasing, corporate and consumer deposit services, trust and estate administration, and investment management services. The Company has operations in New York, Virginia and North Carolina and conducts business throughout the U.S.

This press release may contain statements, including but not limited to, statements concerning future results of operations or financial position, borrowing capacity and future liquidity, future investment results, future credit exposure, future loan losses and plans and objectives for future operations, and other statements regarding matters that are not historical facts, that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not historical facts but instead are subject to numerous assumptions, risks and uncertainties, and represent only the Company's belief regarding future events, many of which, by their nature, are inherently uncertain and outside of its control. Any forward-looking statements the Company may make speak only as of the date on which such statements are made. It is possible that the Company's actual results and financial position may differ, possibly materially, from the anticipated results and financial condition indicated in or implied by these forward-looking statements. For a discussion of some of the risks and important factors that could affect the Company's future results, see "Business -- Cautionary Statement Regarding Forward-looking Statements" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003.



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